Exhibit 10.1

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of October 21, 2010 (this “Amendment”), is by and among ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC., a California company (“Ultra Clean”), and UCT SIEGER ENGINEERING LLC (f/k/a Pete Acquisition LLC), a Delaware limited liability company (“Sieger” and Ultra Clean, each a “Borrower” and collectively, the “Borrowers”), and SILICON VALLEY BANK, a California corporation (the “Bank”).

WHEREAS, the Borrowers and the Bank are parties to a certain Loan and Security Agreement, dated as of June 29, 2006 (as amended by the First Amendment, dated as of July 1, 2006, the Second Amendment, dated as of May 11, 2007, the Third Amendment, dated as of July 28, 2008, the Fourth Amendment and Waiver, dated as of October 15, 2008, the Fifth Amendment and Waiver, dated as of December 30, 2008, and the Sixth Amendment, dated as of February 4, 2009, the Seventh Amendment, dated as of March 12, 2009, the Eighth Amendment, dated as of June 30, 2009, the Ninth Amendment, dated as of July 31, 2009 and the Tenth Amendment, dated as of August 30, 2010, and as further amended, restated, amended and restated, supplemented, modified and otherwise in effect from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested that the Bank amend certain provisions of the Loan Agreement and the Bank has agreed to amend such provisions subject to the terms of this Amendment;

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.          Defined Terms.   Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

§2.          Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)   Section 2.1 of the Loan Agreement is amended as follows:

   (i)            As of June 29, 2009, the Term Loan referred to in Section 2.1.5 of the Loan Agreement has been paid in full and each reference to such Term Loan shall be deleted in the Loan Agreement.

   (ii)           Subsection 2.1.2 of the Loan Agreement is amended by deleting the reference to “$10,000,000” in Subsection 2.1.2(a) and substituting “$20,000,000” in lieu thereof.

   (iii)          Subsection 2.1.3 of the Loan Agreement is amended by deleting the reference to “$10,000,000” in Subsection 2.1.3 and substituting “$20,000,000” in lieu thereof.

   (iv)          Subsection 2.1.4 of the Loan Agreement is amended by deleting the reference to “$10,000,000” in Subsection 2.1.4 and substituting “$20,000,000” in lieu thereof.

   (v)           Subsection 2.1.6 of the Loan Agreement is amended by deleting Subsection 2.1.6(b) in its entirety and substituting the following in lieu thereof:

(b)           Repayment.  Borrowers shall repay the Term Loan B in thirty-six (36) equal installments of principal and interest (the “Term Loan B Payment”).  Beginning on the first day of the month following the month in which the Funding Date occurs, each Term Loan B Payment shall be payable on the first day of each month.  Borrowers’ final Term Loan B Payment, due on the Term Loan B Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan B.  Borrowers shall have the right at any time to prepay the Term Loan B prior to the Term Loan B Maturity Date, as a whole or in part, without premium or penalty.  Any such prepayment of principal shall include accrued and unpaid interest to the date of prepayment and shall be applied against the scheduled installments of principal in the inverse order of maturity.  No amount repaid hereunder may be reborrowed.

   (vi)          Section 2.1 of the Loan Agreement is amended by adding the following new Subsection 2.1.7 immediately following Subsection 2.1.6:

2.1.7.     Term Loan C.

(a)           Availability.  Bank shall make one (1) term loan available to Borrowers in an amount up to the Term Loan C Amount on the Eleventh Amendment Effective Date subject to the satisfaction of the terms and conditions of this Agreement.

(b)          Repayment.  Borrowers shall repay the Term Loan C in thirty-six (36) equal installments of principal and interest (the “Term Loan C Payment”).  Beginning on the first day of the month following the month in which the Funding Date for the Term Loan C occurs, each Term Loan C Payment shall be payable on the first day of each month.  Borrowers’ final Term Loan C Payment, due on the Term Loan C Maturity Date, shall include all outstanding principal and accrued and unpaid interest under the Term Loan C.  Except as otherwise set forth in this Agreement, Borrowers shall have the right at any time to prepay the Term Loan C prior to the Term Loan C Maturity Date, as a whole or in part, without premium or penalty.  Any such prepayment of principal shall include accrued and unpaid interest to the date of prepayment and shall be applied against the scheduled installments of principal in the inverse order of maturity.  No amount repaid hereunder may be reborrowed.

(b)           Section 2.3(a) of the Loan Agreement is amended by adding the following new Subsection 2.3(a)(iv) immediately after Subsection 2.3(a)(iii):

   (iii)        Term Loan C.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan C shall accrue interest at a per annum rate equal to 0.75 percentage points above the Prime Rate, which interest shall be payable monthly.

(c)           Section 2.4 of the Loan Agreement is amended by deleting Subsection 2.4(a) in its entirety and substituting the following in lieu thereof:

   (a)           Commitment Fee.  A fully earned, non-refundable commitment fee of (i) $48,000 on the Eleventh Amendment Effective Date and (ii) $75,000 on each of the first and second anniversaries of the Eleventh Amendment Effective Date.

(d)          Section 2.4 of the Loan Agreement is amended by deleting Subsection 2.4(f) in its entirety and substituting the following in lieu thereof:

(f)           Unused Line Fee.  An Unused Line Fee equal to 0.35 percentage points per annum, payable monthly in arrears, on the average unused portion of the Revolving Line.  The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (i) the Revolving Line amount (as it may be reduced from time to time) and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);

(e)          Section 2.4 of the Loan Agreement is further amended by (i) deleting the “.” at the end of Subsection 2.4(g) and substituting “; and” in lieu thereof and (ii) adding the following new clause (h) immediately following existing clause (g):

(h)           Term Loan C Fee.  Subject to the provisions of Subsection 2.1.7(a), a fully earned, non-refundable fee of $24,000 with regard to the Term Loan C on the Funding Date of such Term Loan C.

(f)            Section 4.1 of the Loan Agreement is amended by deleting the third sentence of the second paragraph of such Section 4.1 in its entirety and substituting the following in lieu thereof:

If such termination is at Borrowers’ election, Borrowers shall jointly and severally pay to Bank, in addition to the payment of any other expenses or fees then owing under any Loan Document, a termination fee in an amount equal to (a) one percent (1.0%) of the Maximum Dollar Amount plus (b) with respect to Term Loan B, one percent (1.0%) of the outstanding principal amount of Term Loan B at such time plus (c) with respect to Term Loan C, (i) one percent (1.0%) of the outstanding principal amount of Term Loan C at such time if such termination occurs on or before the first anniversary of the Funding Date of the Term Loan C and (ii) one-half percent (0.5%) of the outstanding principal amount of Term Loan C at such time if such termination occurs after the first anniversary of the Funding Date of Term Loan C but before the second anniversary of the Funding Date of the Term Loan C; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

(g)          Section 6.3 of the Loan Agreement is amended by deleting clauses (c) and (d) of such Section 6.3 in their entirety and substituting the following in lieu thereof:

(c)           Collection of Accounts.  Borrowers shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing and Bank has notified the Borrowers under this Section.  If a Default or an Event of Default has occurred and is continuing, Borrowers shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be applied to the Obligations pursuant to the terms of Section 9.4 hereof unless, provided that no Event of Default has occurred and is continuing, a Streamline Period shall be in effect, all such payments and proceeds need not be applied to the Obligations.  Bank may, in its good faith business judgment, require that all proceeds of Accounts be deposited by Borrowers into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment.

(d)           Returns.  Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank.  In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall immediately notify Bank of the return of the Inventory.

(h)          Section 6.4 of the Loan Agreement is amended by deleting the second to last sentence of such Section 6.4 in its entirety and substituting the following in lieu thereof:

Each Borrower agrees that it will maintain all proceeds of Collateral in an account maintained with Bank.

(i)            Section 6.6 of the Loan Agreement is amended by deleting the reference to “$750” contained therein and substituting “$850” in lieu thereof.

(j)            Section 6.8 of the Loan Agreement is amended by deleting the clause “or in the event the Trigger Availability shall at anytime be less than $3,000,000” contained in Subsection 6.8(c).

(k) Section 6.9(a) of the Loan Agreement is amended by deleting Section 6.9(a) in its entirety and substituting the following in lieu thereof:

(d)           Minimum EBITDA.  EBITDA, measured on a quarterly basis, of not less than $6,000,000 for any period of two consecutive fiscal quarters.

(l) Section 6.9(b) of the Loan Agreement is amended by deleting Section 6.9(b) in its entirety and substituting the following in lieu thereof:

(b)           Liquidity Coverage.  The ratio, calculated on a quarterly basis, of (A) (i) unrestricted cash and Cash Equivalents plus (ii) the Revolving Line Availability plus (iii) Investments in third-party Securities (as such term is defined in Article 8 of the Code) that are otherwise Permitted Investments to (B) the aggregate outstanding principal amount of Advances plus the aggregate outstanding principal amount of the Term Loan B plus the aggregate outstanding principal amount of the Term Loan C of not less than 1.00:1.00 during such fiscal quarter.

(m)          Section 12.9 of the Loan Agreement is amended by deleting such section in its entirety and substituting the following in lieu thereof:

12.9       Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision;); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

(n)           Section 13.1 of the Loan Agreement is amended as follows:

(i)            The definition of “Borrowing Base” in Section 13.1 of the Loan Agreement is hereby amended by (a) deleting the reference to “$2,500,000” in such definition and substituting “$3,500,000” in lieu thereof and (b)       deleting the reference to “Sixth Amendment Effective Date” in such definition and substituting “Eleventh Amendment Effective Date” in lieu thereof.

(ii)           The definition of “Credit Extension” in Section 13.1 is amended by adding the clause “Term Loan C,” immediately after the clause “Term Loan B” in such definition.

(iii)          The definition of “Effective Date in Section 13.1 of the Loan Agreement is amended by deleting such definition in its entirety and substituting the following in lieu thereof:

“Effective Date” is June 29, 2006.

(iv)         The definition of “Revolving Line” in Section 13.1 of the Loan Agreement is amended by deleting such definition in its entirety and substituting the following in lieu thereof:

“Revolving Line” is an Advance or Advances in an aggregate amount of up to Maximum Dollar Amount outstanding at any time.

(v)          The definition of “Revolving Line Maturity Date” in Section 13.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and substituting the following in lieu thereof:

“Revolving Line Maturity Date” is December 31, 2013.

(vi)         The definition of “Term Loans” in Section 13.1 of the Loan Agreement is amended by deleting such definition in its entirety and substituting the following in lieu thereof:

“Term Loans” means the Term Loan B and the Term Loan C.

(vii)         Section 13.1 of the Loan Agreement is further amended by adding the following new definitions to such Section 13.1 in the appropriate alphabetical order:

“Eleventh Amendment Effective Date” is October 21, 2010.

“Maximum Dollar Amount” is $25,000,000.

“Term Loan C” is a loan made by Bank pursuant to the terms of Section 2.1.7 hereof.

“Term Loan C Amount” is an aggregate amount equal to $8,000,000 outstanding at any time.

“Term Loan C Maturity Date” is October 21, 2013.

“Term Loan C Payment” is defined in Section 2.1.7(b).

(viii)        Section 13.1 of the Loan Agreement is further amended by deleting the definition of “Trigger Availability” in its entirety.

§3. Conditions to Effectiveness.  This Amendment shall be deemed to be effective as of October 21, 2010 upon receipt of the following, in form and substance satisfactory to Bank, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including without limitation:

(a)           receipt by the Bank of a counterpart signature page to this Amendment duly executed and delivered by the Borrowers and the Bank;

(b)           receipt by the Bank of a signature page to this Amendment duly executed and delivered by Holdings with regard to its ratification of its Guaranty under the Loan Agreement;

(c)           Each Loan Party shall have delivered (x) its Operating Documents and a good standing certificate of such Loan Party certified (in original form) by the Secretary of State of its jurisdiction of incorporation or formation as of a date no earlier than fifteen (15) days prior to the Eleventh Amendment Effective Date (or certification by an officer that there has been no change to the Operating Documents of such Loan Party since the Effective Date to the extent such Operating Documents were delivered to the Bank on the Effective Date); (y) copies of the Borrowing Resolutions for such Loan Party and (z) an original incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized: (1) to sign, in the name and on behalf of such Person, this Amendment and (2) to give notices and to take other action on its behalf under this Amendment and the Loan Documents, in each case, accompanied by duly executed original officer’s certificates certifying thereto;

(d)           Each Loan Party shall have delivered originals of the updated Perfection Certificate(s) executed by each Borrower and Guarantor;

(e)           Bank shall have received certified copies, dated as of a recent date, of such financing statement searches as Bank shall reasonably request with respect to the assets of Borrowers or Holdings, accompanied by evidence reasonably satisfactory to Bank (including any

UCC termination statements) that the Liens indicated in any such financing statement searches either constitute Permitted Liens or have been or, in connection with the Credit Extension on the Eleventh Amendment Effective Date, will be terminated or released;

(f)            Borrowers shall have paid the fees and Bank Expenses then due as specified in Section 2.4 of the Loan Agreement and hereunder; and

(g)           Borrowers shall have delivered evidence of any necessary credit, government or regulatory approvals from any applicable Governmental Authority.

§4.         Representations and Warranties.  Each of the Borrowers hereby represents and warrants to the Bank as follows:

(a)           Representation and Warranties in the Loan Agreement.  The representations and warranties of each of the Borrowers contained in the Loan Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrowers, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc.  Except as expressly amended or waived hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

(c) Authority, Etc.  The execution and delivery by the Borrowers of this Amendment and the performance by the Borrowers of all of their respective agreements and obligations under the Loan Agreement and the other Loan Documents as amended hereby are within the corporate authority of each such Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower.

(d) Enforceability of Obligations.  This Amendment and the Loan Agreement and the other Loan Documents as amended hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against each of the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e) No Default.  No Default or Event of Default has occurred and is continuing.

§5.          No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of the Bank or the Borrowers under the Loan Agreement or the other Loan Documents.

§6.          Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

§7.          Bank Expenses.  Borrowers shall jointly and severally pay to Bank all Bank Expenses (including reasonable attorneys’ fees and expenses), plus expenses, for documentation and negotiation of this Amendment.

§8.          Miscellaneous.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

ULTRA CLEAN TECHNOLOGY SYSTEMS AND SERVICE, INC. UCT SIEGER ENGINEERING LLC

By:	/s/ Kevin Eichler
Name: Kevin Eichler
Title: Chief Financial Officer

SILICON VALLEY BANK

By:	/s/ Tom Smith
Name: Tom Smith
Title: Managing Director

RATIFICATION OF GUARANTY

The undersigned Guarantor hereby acknowledges and consents to the foregoing Amendment as of the date first written above, and agrees that the Guaranty, as amended, of such Guarantor in favor of the Bank and all other Loan Documents to which the Guarantor is a party remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

ULTRA CLEAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Clarence Granger
Name: Clarence Granger
Title: Chairman and Chief Executive Officer